UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2025

ULTA BEAUTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33764	38-4022268
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Remington Blvd., Suite 120, Bolingbrook,
Illinois 60440

(Address of Principal Executive Offices and zip code)

(630) 410-4800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ULTA	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2025, Ulta Beauty, Inc. (the “Company”) announced that David C. Kimbell, the Company’s Chief Executive Officer, will retire from his position and from the Company’s Board of Directors and Kecia L. Steelman, currently the Company’s President and Chief Operating Officer, will succeed Mr. Kimbell as President and Chief Executive Officer, effective January 6, 2025. At that time, Ms. Steelman will also join the Company’s Board of Directors. A copy of the press release announcing the foregoing is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein.

Ms. Steelman, age 53, was named President and Chief Operating Officer in September 2023, and Chief Operating Officer in June 2021. Previously, Ms. Steelman served as Chief Store Operations Officer since September 2015 and as Senior Vice President, Store Operations since July 2014. Prior to joining Ulta Beauty, Ms. Steelman was Group Vice President at Family Dollar Stores from 2011 to 2014, after joining the company in 2009 as Vice President, Store Development and Store Operations. From 2005 to 2009, Ms. Steelman was Vice President, General Manager of Expo Design Center, Home Depot Design Center, and YardBIRDs and Director of New Store Innovations at the Home Depot Corporation. Ms. Steelman began her career at Target Corporation and served in a variety of retail operations and merchandising roles with increasing responsibility from 1993 to 2005.

In connection with her promotion to Chief Executive Officer, Ms. Steelman’s annual base salary will be increased from $1,118,291 to $1,350,000. Her annual cash incentive target will be increased from 115% of her base salary to 180% of her base salary, and her long-term incentive plan target will be increased from 380% of her base salary to 710% of her base salary.

There are no arrangements or understandings between Ms. Steelman and any other person pursuant to which she was appointed. Ms. Steelman does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Ms. Steelman has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Kimbell will serve as an advisor to the Company through June 28, 2025 during which period he will continue to receive his base salary at the current rate. Subject to and consistent with the retirement eligibility terms of Company’s equity award agreements, Mr. Kimbell will be eligible for continued vesting of his equity awards following his retirement.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits. The exhibits listed in the Exhibit Index below are being filed herewith.

EXHIBIT INDEX

99.1	Press release issued by Ulta Beauty, Inc. on January 6, 2025 announcing the CEO transition.

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTA BEAUTY, INC.

Date: January 6, 2025	By:	/s/ Jodi J. Caro
Jodi J. Caro
General Counsel, Chief Risk & Compliance Officer and Corporate Secretary

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